Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-118746, 333-124105, 333-125423, 333-126821, 333-162750, 333-132440, 333-164428) of Ashford Hospitality Trust of our report dated April 5, 2011 relating to the combined financial statements of Highland Hospitality Hotels, which appears in the Current Report on Form 8-K of Ashford Hospitality Trust dated April 5, 2011. We also consent to the reference to us under the heading “Experts” in such Registration Statements.

/s/ PricewaterhouseCoopers LLP
McLean, VA
April 5, 2011